Exhibit 10.1

FOURTH AMENDMENT

TO

OFFICE LEASE AGREEMENT

THIS FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT (“Amendment”) is dated for reference purposes the 27th day of September, 2012, by and between CITY CENTRE ASSOCIATES, a Delaware general partnership (“Landlord”), and OMEROS CORPORATION, a Washington corporation (“Tenant”).

RECITALS

A. Landlord’s predecessor in interest, Bentall City Centre L.L.C., and Tenant’s predecessor in interest, Scope International, Inc., entered into that certain U.S. Bank Centre Office Lease Agreement dated as of September 28, 1998, as amended by an Assignment and Amendment of Lease dated August 1, 2002, the Second Amendment to Office Lease Agreement dated January 4, 2006, and the Third Amendment to Office Lease Agreement dated October 4, 2010 (as amended, “Lease”), for the lease of certain premises located in the U.S. Bank Centre, 1420 Fifth Avenue, Seattle, Washington, and commonly known as Suites 2628 and 2675 and consisting of a total of 13,156 rentable square feet (“Premises”).

B. Landlord and Tenant desire to confirm Tenant’s election to terminate the Lease early.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Defined Terms; Conflict. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Lease. If there is any conflict between the terms, conditions and provisions of this Amendment and the terms and conditions of the Lease, the terms, conditions and provisions of this Amendment shall prevail.

2. Lease Termination. Pursuant to Tenant’s right to early Lease termination pursuant to Section 6 of the Third Amendment of Office Lease Agreement dated October 4, 2010, Tenant has elected to terminate the Lease by delivering written Termination Notice dated January 30, 2012. Landlord and Tenant hereby agree to terminate the Lease effective November 30, 2012, notwithstanding the Lease requirement for 12 months advance notice of the termination date.

3. Surrender of Premises. On or before November 30, 2012, Tenant shall surrender the premises in a condition required under Section 13.2 of the Lease, provided, however, that Tenant shall not be required to remove telecommunication and computer network cabling.

4. Commission Reimbursement. Landlord acknowledges receipt from Tenant of the Commission Reimbursement in the amount of $33,829.71, as required by the Third Amendment, and that no further Commission Reimbursement is owed by Tenant under Section 6 of the Third Amendment by virtue of this Amendment.

5. No Further Amendment; Ratification. Except as expressly modified by this Amendment, all terms, covenants and provisions of the Lease shall remain unmodified and in full force and effect and are hereby expressly ratified and confirmed.

6. Confirmation. Tenant represents and warrants to the best of its knowledge to Landlord that: (a) no defenses or offsets exist to the enforcement of the Lease by Landlord; (b) Landlord is not in default in the performance of the Lease and Tenant has no unresolved or pending claims against Landlord with respect to the Lease or the Premises; and (c) Landlord has not committed any breach of the Lease, nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute a default or a breach by Landlord under the Lease. Landlord represents and warrants to the best of its knowledge to Tenant that: (a) no defenses or offsets exist to the enforcement of the Lease by Tenant; (b) Tenant is not in default in the performance of the Lease and Landlord has no unresolved or pending claims against Tenant with respect to the Lease or the Premises; and (c) Tenant has not committed any breach of the Lease, nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute a default or a breach by Tenant under the Lease.

7. Entire Agreement. This Amendment sets forth the entire agreement of the parties as to the subject matter hereof and supersedes all prior discussions and understandings between them. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations or warranties with respect to the subject matter of this Amendment except as expressly set forth herein. This Amendment may not be amended or rescinded in any manner except by an instrument in writing signed by a duly authorized officer or representative of each party hereto. No waiver of any right under this Amendment shall be effective unless contained in a writing signed by a duly authorized officer or representative of the party sought to be charged with the waiver and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Amendment.

8. Representation. Tenant acknowledges that it has been represented, or has had sufficient opportunity to obtain representation of counsel with respect to this Amendment. Tenant represents to Landlord that Tenant has read and understood the terms hereof and the consequences of executing this Amendment and that, except as expressly set forth herein, no representations have been made to Tenant to induce the execution of this Amendment. Tenant waives any right it may have to require the provisions of this Amendment to be construed against the party who drafted it.

9. Authority. Each person signing this Amendment on behalf of the respective parties represents and warrants that he or she is authorized to execute and deliver this Amendment, and that this Amendment will thereby become binding upon Landlord and Tenant, respectively.

10. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document. To facilitate execution, this Amendment may be transmitted electronically by facsimile or .pdf format to the other party and that executed electronically transmitted counterpart shall be binding and enforceable as an original.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LANDLORD:	CITY CENTRE ASSOCIATES,
a Delaware general partnership

	By:	BCC EQUITY L.L.C., a Washington limited liability company, Its Managing Joint Venturer

		By:	BENTALL KENNEDY REAL ESTATE SERVICES (U.S.), INC., a California corporation, Its Authorized Agent

			By:	/s/ Gary J. Carpenter
Gary J. Carpenter
Executive Vice President

			By:	/s/ Betsy Sutherland
Betsy Sutherland Vice President and Regional Manager

TENANT:	OMEROS CORPORATION, a Washington corporation

	By:	/s/ Gregory A. Demopulos, M.D.
	Its:	Chairman and CEO

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